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                                                                      Exhibit 23

                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403,
33-52691, 33-30756-02, 33-58187, 333-02873, and 333-65424), Form S-4 (No.
333-09519), and Form S-3 (Nos. 33-33682, 33-62496, 333-49227, and 333-65444)
of Bristol-Myers Squibb Company of our report dated August 15, 2001 relating to the financial statements of the DuPont Pharmaceuticals Business, a carved-out business of E.I. du Pont de Nemours and Company, which appears in this Current Report on Form 8-K/A of Bristol-Myers Squibb Company.



/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 19, 2001